     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 1999


                                                      REGISTRATION NO. 333-76531

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          VERITAS HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             7372                            77-0507675
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

             1600 PLYMOUTH STREET, MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  MARK LESLIE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
             1600 PLYMOUTH STREET, MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 335-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

              LARRY W. SONSINI, ESQ.                             GORDON K. DAVIDSON, ESQ.
              JOHN T. SHERIDAN, ESQ.                             JACQUELINE A. DAUNT, ESQ.
                JULIA REIGEL, ESQ.                                 HORACE L. NASH, ESQ.
         WILSON SONSINI GOODRICH & ROSATI                         JEFFREY R. VETTER, ESQ.
             PROFESSIONAL CORPORATION                               FENWICK & WEST LLP
                650 PAGE MILL ROAD                                 TWO PALO ALTO SQUARE
            PALO ALTO, CALIFORNIA 94304                         PALO ALTO, CALIFORNIA 94306
                  (650) 493-9300                                      (650) 494-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the earlier to occur of the effective time of the consummation of the NSMG combination or the TeleBackup combination as described herein.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE



-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                     AMOUNT TO BE       AGGREGATE OFFERING   AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED                 REGISTERED         PRICE PER SHARE     PRICE                 REGISTRATION FEE(16)
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(1)......................   50,436,614 shares       not applicable     $4,154,716,078(10)         $1,155,011
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(2)......................    8,149,835 shares       not applicable     $  204,560,859(11)         $   56,868
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(3)......................    3,366,797 shares       not applicable     $  277,339,903(12)         $   77,100
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(4)......................    1,192,187 shares       not applicable     $   98,206,404(13)         $   27,301
-----------------------------------------------------------------------------------------------------------------------------
Options to Purchase
  Common Stock(5)....................   12,708,819 options      not applicable     $              --          $        0
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(6)......................   39,000,000 shares       not applicable     $   22,811,000(14)         $    6,341
-----------------------------------------------------------------------------------------------------------------------------
Options to Purchase
  Common Stock(7)....................   5,500,000 options       not applicable     $             --           $        0
-----------------------------------------------------------------------------------------------------------------------------
Common Stock(8)......................     55,000 shares         not applicable     $       82,500(15)         $       23
-----------------------------------------------------------------------------------------------------------------------------
Options to Purchase
  Common Stock(9)....................     55,000 options        not applicable     $              --          $        0
-----------------------------------------------------------------------------------------------------------------------------
                                        18,263,819 options                         $             --           $        0
         Total.......................   102,200,433 shares                         $4,757,716,744             $1,322,644
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------



 (1) Represents (i) 48,111,033 shares of the Registrant's common stock which may be issued to stockholders of VERITAS Software Corporation ("VERITAS") in connection with the merger of VERITAS with and into a subsidiary of the Registrant (the "Merger"), and (ii) 2,325,581 shares of the Registrant's common stock which may be issued assuming all outstanding VERITAS convertible notes are converted into VERITAS common stock.



 (2) Represents shares of the Registrant's common stock which will be subject to outstanding options under the VERITAS option plans to be assumed by the Registrant upon the closing of the Merger.



 (3) Represents shares reserved for issuance and not yet subject to options under the VERITAS option plans referred to in footnote (2).



 (4) Represents shares reserved for issuance pursuant to the VERITAS employee stock purchase plans to be assumed by the Registrant upon the closing of the Merger.



 (5) Represents options to purchase shares of Registrant's common stock to be issued in exchange for options outstanding or that may become outstanding under the VERITAS option plans referred to in footnote (2) and the employee stock purchase plans referred to in footnote (4).



 (6) Represents the shares of the Registrant's common stock which may be issued to Seagate Software, Inc. or Seagate Software option holders pursuant to the combination described herein of VERITAS and the Network & Storage Management Group business of Seagate Software, Inc. (the "NSMG Combination"). For purposes of computing the filing fee, this number assumes that no Seagate Software, Inc. option holders exchange their options for options of the Registrant.



 (7) Represents options to purchase shares of Registrant's common stock which may be issued in exchange for options referred to in footnote (6).



 (8) Represents shares of Registrant's common stock which may be issued to holders of outstanding options of TeleBackup Systems Inc. which are to be assumed by the Registrant in the merger of TeleBackup with and into a subsidiary of the Registrant.



 (9) Represents options to purchase Registrant's common stock which may be issued to holders of outstanding options referred to in footnote (8).



(10) Pursuant to Rule 457(f)(1) and 457(c), the maximum aggregate offering price is the product of (i) $82.375, the average of the high and low trading prices of VERITAS common stock as reported on Nasdaq on April 13, 1999, and
     (ii) up to 50,436,614 shares of VERITAS common stock to be cancelled in the Merger.



(11) Pursuant to Rule 457(h)(1), the maximum aggregate offering price is the product of (i) $25.10, the weighted average exercise price of the options outstanding on April 13, 1999 under the plans referred to in footnote (2), and (ii) up to 8,149,835 shares subject to outstanding options pursuant to the plans referred to in footnote (2).



(12) Pursuant to Rule 457(c), the maximum aggregate offering price is the product of (i) $82.375, the average of the high and low trading prices of VERITAS common stock as reported on Nasdaq on April 13, 1999, and (ii) 3,366,797 shares referred to in footnote (3).



(13) Pursuant to Rule 457(c), the maximum aggregate offering price is the product of (i) $82.375, the average of the high and low trading prices of VERITAS common stock as reported on Nasdaq on April 13, 1999, and (ii) 1,192,187 shares subject to the VERITAS stock plan referred to in footnote
     (4) above.



(14) Pursuant to Rule 457(f)(2), the maximum aggregate offering price is $22,811,000, the book value of the six "contributed companies" being acquired by the Registrant in the NSMG Combination.



(15) Pursuant to Rule 457(h)(1), the maximum aggregate offering price is the product of (i) $1.50, the weighted average exercise price of the options outstanding on April 13, 1999 under the plans referred to in footnote (8), and (ii) up to an estimated 55,000 shares subject to outstanding options pursuant to the plans referred to in footnote (8).



(16) Pursuant to Rule 457(b), $13,841.63 of the registration fee is offset by the filing fee previously paid by VERITAS Software Corporation in connection with the filing on November 13, 1998 of its preliminary proxy materials on Schedule 14A.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


(a) Exhibits.

     The following exhibits are filed herewith or incorporated by reference herein:


EXHIBIT
 NUMBER                            EXHIBIT TITLE
-------                            -------------
 2.01*      Amended and Restated Agreement and Plan of Reorganization
            among VERITAS Holding Corporation, VERITAS Software
            Corporation, Seagate Technology, Inc., Seagate Software,
            Inc. ("Seagate Software") and Seagate Software Network &
            Storage Management Group (included as Appendix A to the
            prospectus)
 2.02*      Amended and Restated Combination Agreement by and among
            VERITAS and TeleBackup Systems Inc. ("TeleBackup") (included as Appendix G to the prospectus)
 3.01*      Form of Registrant's Restated Certificate of Incorporation
            (included as Appendix D to the prospectus)
 3.02*      Form of Registrant's Bylaws (included as Appendix E to the prospectus)
 4.01*      Registration Rights Agreement between VERITAS and Warburg,
            Pincus Investors, L.P. dated April 25, 1997 (incorporated by reference to Exhibit 4.01 of VERITAS' Quarterly Report on
            Form 10-Q for the quarter ended June 30, 1997 (the "June
            1997 Form 10-Q"))
 4.02*      Nomination Agreement between VERITAS and Warburg, Pincus
            Investors, L.P. dated April 25, 1997 (incorporated by
            reference to Exhibit 4.02 to the June 1997 Form 10-Q)
 4.03*      Indenture dated as of October 1, 1997 between VERITAS' and
            State Street Bank and Trust Company of California, N.A.
            (incorporated by reference to Exhibit 4.06 of VERITAS'
            Quarterly Report on Form 10-Q for the quarter ended
            September 30, 1997 (the "September 1997 Form 10-Q"))
 4.04*      Form of Supplemental Indenture
 4.05*      Registration Rights Agreement dated as of October 1, 1997
            between VERITAS and UBS Securities LLC (incorporated by
            reference to Exhibit 4.07 to the September 1997 Form 10-Q)
 4.06*      Form of Rights Agreement between Registrant and the Rights
            Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred
            Stock, as Exhibit B the Form of Right Certificate and as
            Exhibit C the Summary of Rights to Purchase Preferred Shares
 4.07*      Form of Registration Rights Agreement between Registrant and
            Seagate Software
 4.08*      Form of Stockholder Agreement between Registrant, VERITAS,
            Seagate Software and Seagate Technology
 4.09*      Form of Specimen Stock Certificate (incorporated by
            reference to Exhibit 4.01 of VERITAS' Registration Statement on Form S-1 (File No. 33-70726) dated October 22, 1993, as amended)
 5.01*      Opinion of Fenwick & West LLP
 8.01*      Tax Opinion of Fenwick & West LLP
 8.02*      Tax Opinion of Wilson Sonsini Goodrich & Rosati,
            Professional Corporation
 8.03*      Tax Opinion of Kleinberg, Kaplan, Wolff & Cohen, P.C.
 9.01*      Form of Voting, Support and Exchange Trust Agreement by and
            among the Registrant, VERITAS Software Corporation,
            TeleBackup and Montreal Trust Company of Canada (included as
            Appendix I to the prospectus)
10.01*+     Development and License Agreement

EXHIBIT
 NUMBER                            EXHIBIT TITLE
-------                            -------------
10.02*+     Cross License Agreement and OEM Agreement
10.03*      VERITAS 1993 Equity Incentive Plan, as amended (included as
            Appendix Q to the prospectus)
10.04*      VERITAS 1993 Employee Stock Purchase Plan, as amended
            (included as Appendix R to the prospectus)
10.05*      VERITAS 1993 Directors Stock Option Plan, as amended
            (incorporated by reference to Exhibit 10.04 to VERITAS'
            Registration Statement on Form S-4 filed with the SEC on
            March 24, 1997 (the "March 1997 Form S-4"))
10.06*      OpenVision Technologies, Inc. 1996 Employee Stock Purchase
            Plan, as amended (incorporated by reference to Exhibit 10.19 to the March 1997 Form S-4)
10.07*      Office building sublease dated February 27, 1998, by and
            between VERITAS and Space Systems/Loral, Inc. (incorporated by reference to Exhibit 10.14 of VERITAS' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (the
            "September 1998 Form 10-Q"))
10.08*      Office building lease dated April 30, 1998, by and between
            VERITAS and Ryan Companies US, Inc. (incorporated by
            reference to Exhibit 10.15 of the September 1998 Form 10-Q)
10.09*#     VERITAS' 1997 Chief Executive Officer Compensation Plan
            (incorporated by reference to Exhibit 10.05 of VERITAS'
            Annual Report on Form 10-K for the year ended December 31,
            1997 filed with the SEC on March 2, 1998 (the "1997 Form
            10-K"))
10.10*      VERITAS' 1997 Executive Officer Compensation Plan
            (incorporated by reference to Exhibit 10.06 of the 1997 Form
            10-K)
10.11*#     Form of Key Employee Agreement
10.12*      Office Building Lease, dated September 2, 1994, as amended, by and between VERITAS and John Arriliaga and Richard T.
            Peery regarding property located in Mountain View,
            California (incorporated herein by reference to Exhibit
            10.09 of the VERITAS' Annual Report on Form 10-K for the
            year ended December 31, 1994 filed with the SEC on March 29,
            1995)
10.13*      Amendment No 1. to Office Building Lease dated May 28, 1997 by and between VERITAS and John Arriliaga and Richard T.
            Perry (incorporated by reference to Exhibit 10.12 of the
            1997 Form 10-K)
10.14*      Agreement dated November 7, 1996 between VERITAS Software
            India Pvt. Ltd. and Talwalkar & Talwalkar and Mr. Rajendra
            Dattatraya Pathak, Mrs. Kamal Trimbak Nighojkar, Mrs. Bakul
            Prabhakar Pathak, Mrs. Nalini Manohar Saraf, Mr. Narhar
            Vaman Pandit, Mr. Madhav Narhar Pandit, Ms. Madhavi Damodar
            Thite, and Ms. Medha Narhar Pandit relating to the
            development of certain premises in Pune, India (incorporated by reference to Exhibit 10.12 to the March 1997 Form S-4)
10.15*      Form of Indemnification Agreement to be entered into between
            Registrant and each of its Directors and Officers
10.16*      Amendment No. 1 to Cross-License and OEM Agreement
21.01*      Subsidiaries of Registrant
23.01*      Consent of Ernst & Young LLP, Independent Auditors
23.02       Consent of Ernst & Young LLP, Independent Auditors
23.03*      Consent of KPMG LLP, Independent Chartered Accountants
23.04*      Consent of Fenwick & West LLP (included in Exhibit 5.01)
23.05*      Consent of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation (included in Exhibit 8.02)
23.06*      Consent of Parlee McLaws

EXHIBIT
 NUMBER                            EXHIBIT TITLE
-------                            -------------
23.07*      Consent of Kleinberg, Kaplan, Wolff & Cohen, P.C. (included in Exhibit 8.04)
23.08*      Consent of Osler, Hoskin & Harcourt
23.09       Consent of Ernst & Young LLP, Independent Auditors
24.01*      Power of Attorney (see page II-6)
99.01*      Consent of Mark Leslie
99.02*      Consent of Terence R. Cunningham
99.03*      Consent of Geoffrey Squire
99.04*      Consent of Fred van den Bosch
99.05*      Consent of Steven Brooks
99.06*      Consent of William Janeway
99.07*      Consent of Gregory B. Kerfoot
99.08*      Consent of Stephen J. Luczo
99.10*      Consent of Joseph Rizzi
99.11       Form of Proxy for VERITAS Software Corporation
99.12       Form of Proxy for Seagate Software, Inc.


-------------------------
  * Previously filed.

  # Management contract or compensatory plan or arrangements.


  + Confidential treatment has been requested with respect to certain portions of this document.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, VERITAS Holding Corporation has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, County of Santa Clara, State of California, on this 21st day of April, 1999.

                                      VERITAS HOLDING CORPORATION

                                      By:          /s/ MARK LESLIE
                                         ---------------------------------------
                                                    Mark Leslie
                                         Chief Executive Officer, President
                                                         and
                                                   Sole Director

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following person in the capacities and on the date indicated.

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
               /s/ MARK LESLIE                 Chief Executive Officer, President     April 21, 1999
---------------------------------------------  and Sole Director
                 Mark Leslie

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                             EXHIBIT TITLE
---------                           -------------
 23.02       Consent of Ernst & Young LLP, Independent Auditors
 23.09       Consent of Ernst & Young LLP, Independent Auditors
 99.11       Form of Proxy for VERITAS Software Corporation
 99.12       Form of Proxy for Seagate Software, Inc.